Adopted by the Board of Directors of CINergy Corp. on October
              18, 1994.


                          CINERGY CORP.
                  RETIREMENT PLAN FOR DIRECTORS



                          INTRODUCTION


         On October 18, 1994, CINergy Corp. adopted the CINergy Corp. Retirement Plan for Directors (the "Plan"). Upon the "Effective Time of the Mergers" as defined in this document, CINergy Corp. will be the holding company for PSI Energy, Inc. and The Cincinnati Gas & Electric Company. The Plan is a retirement plan for directors of CINergy Corp., CINergy Services, Inc., PSI Energy, Inc., and The Cincinnati Gas & Electric Company.

         The Plan, effective as of the Effective Time of the Mergers, is set forth in its entirety.







                            ARTICLE 1
                           DEFINITIONS


         Whenever used in this document, the following terms shall have the respective meanings set forth below, unless a different meaning is plainly required by the context:

1.1 "Beneficiary" means, with respect to each Participant, the person or persons who are to receive benefits under the Plan after the Participant's death.
1.2 "CG&E" means The Cincinnati Gas & Electric Company, an Ohio corporation, and its successors.
1.3 "CG&E's Board of Directors" means the duly constituted board of directors of CG&E on the applicable date.
1.4 "CINergy" means CINergy Corp., a Delaware corporation, or any other corporation whose common stock is registered and traded on The New York Stock Exchange and which, as of the Effective Time of the Mergers, owns all of the issued and outstanding common stock of PSI and CG&E.
1.5 "CINergy Services" means CINergy Services, Inc., a Delaware corporation, and its successors.
1.6 "CINergy Services' Board of Directors" means the duly constituted board of directors of CINergy Services on the applicable date.

1.7 "CINergy's Board of Directors" means the duly constituted board of directors of CINergy on the applicable date.
1.8 "CINergy's Secretary" means the person holding the position of Secretary of CINergy on the applicable date.
1.9 "Director" means any person duly selected to serve as a member of CINergy's Board of Directors, CINergy Services' Board of Directors, PSI's Board of Directors, or CG&E's Board of Directors.
1.10 "Effective Time of the Mergers" means "Effective Time" as defined in the Amended and Restated Agreement and Plan of Reorganization by and among GG&E, PSI Resources, Inc., PSI, CINergy Sub, Inc., and CINergy dated as of December 11, 1992, as subsequently amended and restated.
1.11 "Fees" means (a) the amount of the annual retainer compensation paid to a Director and (b) the product of the amount of the compensation paid to a Director upon attending a meeting of Resources' Board of Directors, CINergy Services' Board of Directors, PSI's Board of Directors, or CG&E's Board of Directors multiplied by five.
1.12 "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time, and interpretive rulings and regulations.
1.13 "Participant" means any Director or former Director who meets the eligibility requirements for participation described in Article 4 (Eligibility).

1.14 "Plan" means the retirement plan for Directors known as the "CINergy Corp. Retirement Plan for Directors," as amended from time to time. Effective as of the Effective Time of the Mergers, this document sets forth the Plan.
1.15 "PSI" means PSI Energy, Inc., an Indiana corporation, and its successors.
1.16 "PSI Resources" means PSI Resources, Inc., an Indiana corporation, and its successors.
1.17 "PSI's Board of Directors" means the duly constituted board of directors of PSI on the applicable date.

         The uses of singular and masculine words are for practical purposes only and shall be deemed to include the plural and feminine, respectively, unless the context plainly indicates a distinction. Certain other definitions, as required, appear in the following Articles of the Plan.

                            ARTICLE 2
                     EFFECTIVE DATE OF PLAN


         The Plan's provisions, set forth in this document, are effective as of the Effective Time of the Mergers.


                            ARTICLE 3
                  EFFECT OF PLAN ON OTHER PLANS


         At the Effective Time of the Mergers, the "PSI Resources, Inc. Retirement Plan for Directors" adopted effective February 1, 1990, as amended from time to time, and the "CG&E Retirement Plan for Directors" adopted effective March 17, 1993, as amended from time to time, shall be merged into the Plan and entitlement to any benefits thereunder shall be administered in accordance with the Plan.

                      ARTICLE 4 ELIGIBILITY


         With the exception of any Director who, as of February 1, 1990, was a former employee of PSI Resources or PSI, each Director who is not also an employee or former employee of CINergy, its subsidiaries, or affiliates with vested rights under a pension plan sponsored by CINergy, its subsidiaries, or affiliates is eligible to participate in the Plan.
         An eligible Director shall become a Participant in the Plan commencing with the sixth year of service as a Director of CINergy. Service as a Director of CINergy, CINergy Services, PSI, CG&E, or Resources prior to the Effective Time of the Mergers shall be applied in determining eligibility.



                            ARTICLE 5
                             VESTING


         Each eligible Director shall be fully vested in benefits accrued under the Plan immediately upon becoming a Participant.

                            ARTICLE 6
                  AMOUNT OF RETIREMENT BENEFITS


         Each Participant shall be entitled to receive an annual benefit, payable annually, equal to the Fees payable to a Participant in effect on the day preceding the date of the Participant's retirement as a Director.

                            ARTICLE 7
                    COMMENCEMENT OF BENEFITS


7.1  Payment to the Participant if Living

         The annual benefit shall be payable on the first business day of February each year, beginning with the February following the later of (a) the date the Participant ceases to be a Director, or (b) the Participant's attainment of age 65.



7.2  Payment to the Participant's Beneficiary

         If a Participant dies before the payment of benefits has commenced under Section 7.1 (Payment to the Participant if Living), then the annual benefit shall be payable on the first business day of February each year, beginning with the February following the Participant's date of death.

                            ARTICLE 8
                      DURATION OF BENEFITS


         The annual benefit shall be payable for a term certain equal to the number of completed full years a Participant served as a Director as of the date of the Participant's retirement as a Director.











                            ARTICLE 9
                   DESIGNATION OF BENEFICIARY
            AND PAYMENT OF ANNUAL BENEFIT UPON DEATH


9.1  Designation of Beneficiary

         A Participant may designate a Beneficiary or Beneficiaries (which may be an entity other than a natural person) to receive any annual benefit payments to be made under Articles 6 (Amount of Retirement Benefits) and 7 (Commencement of Benefits) upon the Participant's death. A Participant may change or cancel his Beneficiary designation at any time without the consent of the Beneficiary. Any Beneficiary designation, change, or cancellation must be by written notice filed with CINergy's Secretary and shall not be effective until received by CINergy's Secretary. If the Participant designates more than one Beneficiary, any annual benefit payments under Articles 6 (Amount of Retirement Benefits) and 7 (Commencement of Benefits) to a Beneficiary shall be made in equal shares unless the Participant has designated otherwise, in which case the annual benefit payments shall be made in shares designated by the Participant. If no Beneficiary has been named by the Participant, the payments shall be made to the Participant's estate.



9.2  Payments Upon Death of Participant

         Upon the Participant's death, payment shall be made to the Participant's designated Beneficiary for the balance of the number of completed full years the Participant served as a Director for which the Participant had not received payment at the date of his death. Upon the Beneficiary's death, any remaining annual benefit payments shall be paid to the Beneficiary's estate.

                           ARTICLE 10
                    NONALIENATION OF BENEFITS


         The Plan shall not in any manner be liable for, or subject to, the debts and liabilities of any Participant or Beneficiary. No payee may assign the annual benefit payments due him under the Plan. No benefits at any time payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, garnishment, levy, execution, or other legal or equitable process or covenants of any kind.





                           ARTICLE 11
                         FUNDING POLICY


         The Plan shall be totally unfunded so that CINergy is under merely a contractual duty to make annual benefit payments when due under the Plan. The promise to pay shall not be represented by notes and shall not be secured in any way. No contributions to the Plan by Participants shall be required or permitted under the Plan.

                           ARTICLE 12
                    AMENDMENT AND TERMINATION


         CINergy, by resolution duly adopted by CINergy's Board of Directors, shall have the right, authority, and power to alter, amend, modify, revoke, or terminate the Plan at any time. However, no termination or amendment shall deprive any Participant or Beneficiary of any benefits accrued under the Plan prior to the termination or amendment.







                           ARTICLE 13
                          MISCELLANEOUS


13.1 Forfeitability

         If a Director or former Director becomes a director, proprietor, officer, partner, or employee of, or otherwise becomes affiliated with, any utility in the States of Indiana, Ohio, or Kentucky that competes with CINergy, its subsidiaries, or affiliates, or if a former Director shall refuse a reasonable request from CINergy, its subsidiaries, or affiliates to perform consulting services after he retires from CINergy's Board of Directors, CINergy Services' Board of Directors, PSI's Board of Directors, or CG&E's Board of Directors, any annual benefit payments remaining payable to the Participant under the Plan shall be forfeited.

13.2 No Right to Continue as a Director

         Nothing in this Plan shall be construed as conferring upon a Participant any right to continue as a member of CINergy's Board of Directors, CINergy Services' Board of Directors, PSI's Board of Directors, CINergy Services' Board of Directors, or CG&E's Board of Directors.


13.3 No Right to Corporate Assets

         Nothing in this Plan shall be construed as giving the Participant, his Beneficiaries, or any other person any equity or interest of any kind in the assets of CINergy, CINergy Services, PSI, or CG&E or creating a trust of any kind or a fiduciary relationship of any kind between CINergy, CINergy Services, PSI, or CG&E and any person. As to any claim for payments due under the provisions of the Plan, a Participant, a Beneficiary, and any other persons having claim for payments shall be unsecured creditors of CINergy, CINergy Services, PSI, or CG&E.

13.4 No Limit on Further Corporate Action

         Nothing contained in the Plan shall be construed to prevent
CINergy, CINergy Services, PSI, or CG&E from taking any corporate action which is deemed by CINergy, CINergy Services, PSI, or CG&E to be appropriate or in its best interest.





13.5 Governing Law

         The Plan shall be construed and administered according to the laws of the State of Delaware to the extent that those laws are not preempted by the laws of the United States of America.

13.6 Headings

         The headings of articles, sections, subsections, paragraphs, or other parts of the Plan are for convenience of reference only and do not define, limit, construe or otherwise affect the Plan's contents.

                           ARTICLE 14
                         ADMINISTRATION


         CINergy's Board of Directors shall be responsible for the administration of the Plan. CINergy's Board of Directors reserves the right to interpret and regulate the Plan, by exercise of discretionary authority, and its interpretation and regulation shall be effective and binding on all parties concerned.



                           ARTICLE 15
                 PAYMENTS UPON CHANGE IN CONTROL


         Notwithstanding anything contained in the Plan to the contrary, following a Change in Control of CINergy, each Participant (or Beneficiary, if appropriate) shall be entitled to receive a lump sum payment of the actuarial equivalent of benefits accrued and remaining unpaid as of the date of the Change in Control. The lump sum equivalent shall be calculated assuming the interest rate used by the Pension Benefit Guaranty Corporation in determining the value of immediate benefits as of the immediately preceding January 1.

         A Change in Control of CINergy shall occur if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of more than 50 percent of the then outstanding voting stock of CINergy, otherwise than through a transaction arranged by, or consummated with the prior approval of, CINergy's Board of Directors; (b) CINergy's shareholders approve a definitive agreement to merge or consolidate CINergy with or into another corporation in a transaction in which neither CINergy nor any of its subsidiaries or affiliates will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of CINergy's assets to any person or group other than CINergy or any of its subsidiaries or affiliates, other than a merger or a sale which will result in the voting securities of CINergy outstanding prior to the merger or sale continuing to represent at least 50 percent of the combined voting power of the voting securities of the corporation surviving the merger or purchasing the assets; or (c) during any period of two consecutive years, individuals who at the beginning of that period constitute CINergy's Board of Directors (and any new director whose election by the Board of Directors or whose nomination for election by CINergy's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of CINergy's Board of Directors. Notwithstanding the provisions of Article 12 (Amendment and Termination), the provisions of this Article may not be amended by an amendment to the Plan effected within three years following a Change in Control.

         IN WITNESS WHEREOF, CINergy Corp. has caused this Plan document to be executed and approved by its duly authorized officers effective as of the Effective Time of the Mergers.









                         CINERGY CORP.



                         BY:        Jackson H. Randolph
                       (JACKSON H. RANDOLPH)
                            Chairman and
                      Chief Executive Officer


                         and




                         BY:        James E. Rogers, Jr.
                       (JAMES E. ROGERS, JR.)
                    Vice Chairman, President and
                      Chief Operating Officer


APPROVED:



(                      )


















                          CINERGY CORP.
                  RETIREMENT PLAN FOR DIRECTORS